UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2018

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, Datawatch Corporation, a Delaware corporation (“Datawatch”), entered into an Agreement and Plan of Merger, dated as of November 5, 2018 (the “Merger Agreement”), by and among Datawatch, Altair Engineering Inc., a Delaware corporation (“Parent”), and Dallas Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all of Datawatch’s issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $13.10 per Share, net to seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes (the “Offer”). The Offer expired at 12:00 midnight, Boston time, on December 12, 2018 (one minute after 11:59 p.m., Boston time, on December 12, 2018) as scheduled and was not extended. According to the depository for the Offer, as of the expiration of the Offer, 8,954,113 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 70% of the outstanding Shares and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the depository has advised Parent that notices of guaranteed delivery have been delivered with respect to 2,162,329 additional Shares, representing approximately 17% of the outstanding Shares. All other conditions to the Offer were satisfied or waived. As a result, on December 13, 2018, promptly after the expiration of the Offer, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and payment for such Shares has been made to the depository, which will act as agent for tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

On December 13, 2018, Parent completed the acquisition of Datawatch through the merger of Purchaser with and into Datawatch, with Datawatch surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), any Shares not purchased pursuant to the Offer (other than Shares (i) owned by Datawatch’s stockholders who have perfected their statutory rights of appraisal under Delaware law, (ii) then owned by Datawatch or owned both at the commencement of the Offer and at the Effective Time by any wholly owned subsidiary of Datawatch and (iii) irrevocably accepted for purchase in the Offer or owned both at the commencement of the Offer and at the Effective Time by Parent, Purchaser, or any other wholly owned subsidiary of Parent) was cancelled and converted into the right to receive the Offer Price, without interest and less any applicable withholding taxes.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, filed as Exhibit 2.1 of the Current Report on Form 8-K filed by Datawatch on November 5, 2018, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Concurrently with the consummation of the Merger, Parent repaid in full all amounts outstanding pursuant to, and terminated, the Loan and Security Agreement, dated as of January 24, 2018, as amended, modified or supplemented from time to time, by and among the Company and Silicon Valley Bank.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on December 13, 2018, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Shortly thereafter, the Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger. Upon the consummation of the Merger, Datawatch became a wholly owned subsidiary of Parent.

The aggregate consideration to be paid by Parent and Purchaser in the Offer and Merger is approximately $176 million, without giving effect to related transaction fees and expenses. Parent provided Purchaser with the necessary funds to fund the Offer and the Merger from available cash on hand and a drawdown on Parent’s existing credit facility.

The information contained in the Introductory Note and Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, Datawatch (i) notified the NASDAQ Capital Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 25 was filed on December 13, 2018, effecting the delisting of the Shares. Datawatch also intends to file with the Securities and Exchange Commission a Form 15 under the Exchange Act, requesting that Datawatch’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on December 13, 2018, a change in control of Datawatch occurred and, as a result of the Merger, Datawatch is now a wholly owned subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers

In connection with the Merger, Michael Morrison, Richard de J. Osborne, David C. Mahoney, Christopher T. Cox, Thomas H. Kelly, Joan McArdle, Randy Seidl, Colin Mahony and Donald Friedman resigned as directors of Datawatch’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, the director of Purchaser immediately prior to the Effective Time, James R. Scapa, became the director of Datawatch immediately after the Effective Time. Biographical and other information with respect to the new director of Datawatch is set forth in Annex A to the Offer to Purchase, dated November 14, 2018 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on November 14, 2018 (together with any amendments and supplements thereto), which is incorporated herein by reference.

At the Effective Time, each of the officers of Datawatch (Michael Morrison, James Eliason and Ken Tacelli) was removed from such officer’s respective offices. Immediately thereafter, James R. Scapa was appointed as President of Datawatch, Howard N. Morof was appointed as Treasurer of Datawatch, Steven M. Rivkin was appointed as Vice President and Secretary of Datawatch and Raoul Maitra was appointed as Assistant Secretary of Datawatch.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) Datawatch’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to read identically to the certificate of incorporation as set forth on Exhibit B to the Merger Agreement and became the Certificate of Incorporation of Datawatch (the “Certificate of Incorporation”) and (ii) Datawatch’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to read identically to the bylaws of Purchaser as in effect immediately prior to the Effective Time, except that the references to the name of Purchaser were replaced with references reflected in the Certificate of Incorporation (the “Bylaws”).

Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of November 5, 2018, by and among Altair Engineering Inc., Dallas Merger Sub, Inc. and Datawatch Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Datawatch Corporation with the SEC. on November 5, 2018)

3.1	Amended and Restated Certificate of Incorporation of Datawatch Corporation, dated December 13, 2018

3.2	Amended and Restated Bylaws of Datawatch Corporation, dated December 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ Howard N. Morof
Name:	Howard N. Morof
Title:	Treasurer

Date: December 13, 2018